UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2020

DELTA AIR LINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05424	58-0218548
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 20706, Atlanta, Georgia 30320-6001

(Address of principal executive offices)

Registrant’s telephone number, including area code: (404) 715-2600

Registrant’s Web site address: www.delta.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DAL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Senior Secured Notes Offering

On April 29, 2020, Delta Air Lines, Inc. (“Delta,” “we, “us” or our”) completed our previously announced offering of senior secured notes due 2025 (the “Notes”) in a private placement conducted pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The aggregate principal amount of the Notes issued in the offering was increased to $3.5 billion from the $1.5 billion originally sought, and the interest rate on the Notes is 7.000% per year. We intend to use the net proceeds from the offering, together with borrowings under the New Credit Facility (as defined below), for general corporate purposes and to support our liquidity position.

The Notes are governed by an Indenture, dated as of April 29, 2020 (the “Indenture”), among Delta, as issuer, and U.S. Bank National Association, as trustee and collateral trustee (the “Trustee”). The Notes are secured on a senior basis by security interests granted to the collateral trustee on certain of our routes and takeoff and landing slots and gate leaseholds in the United States, United Kingdom, Europe, and Latin America. Specifically, the collateral consists of Delta’s (1) licenses to operate routes between the United States and each of the United Kingdom, Europe, and Latin America, (2) rights and interests in and to airport takeoff and landing slots and gate leaseholds at airports in the United States, the United Kingdom, Europe, and Latin America that are necessary to operate non-stop service on the routes described in clause (1) above, and (3) rights and interests in and to airport takeoff and landing slots at each of London Heathrow Airport, LaGuardia Airport, John F. Kennedy International Airport, and Reagan National Airport. We may be required to pledge additional collateral in the future under the terms of the Notes. The Indenture does not limit the amount of unsecured debt that we or our subsidiaries may incur or the amount of debt secured by assets other than the collateral that we may incur.

The Notes rank pari passu in right of payment with any of our existing and future indebtedness that is secured by a lien on the collateral (including the New Credit Facility) and not by its terms expressly subordinated. The Notes are effectively subordinated to all of our existing and future indebtedness secured by assets other than the collateral to the extent of the value of the assets securing such indebtedness. The Notes are effectively senior to any of our existing or future unsecured or junior lien obligations to the extent of the value of the collateral. The Notes are also structurally junior to all existing and future indebtedness and other liabilities (including trade payables) of our subsidiaries.

The terms on which the Trustee will receive, hold, administer, maintain, enforce and distribute the proceeds of all of its liens on the collateral pursuant to the Indenture are set forth in a Collateral Trust Agreement, dated April 29, 2020, between Delta and the Trustee.

Interest on the Notes is payable semi-annually in arrears on May 1 and November 1 of each year, commencing on November 1, 2020. We are required to make each interest payment to the holders of record of the Notes on the immediately preceding April 15 and October 15.

At any time and from time to time prior to their maturity, we may redeem some or all of the Notes at 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date plus the applicable “make-whole” premium specified in the Indenture.

Upon the occurrence of a Change of Control Triggering Event (as defined in the Indenture), unless a third party makes a Change of Control Offer (as defined in the Indenture) or we have exercised our right to redeem the Notes, each holder of Notes will have the right to require Delta to repurchase all or a portion of such holder’s Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

If we sell collateral under certain circumstances specified in the Indenture and do not use the proceeds for certain specified purposes, we must offer to use certain net proceeds therefrom to (1) repurchase the Notes at 100% of the principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, to the applicable date of repurchase, and (2) repay, prepay or redeem all Priority Lien Debt (as defined in the Indenture) containing similar payment provisions.

We are required to deliver an appraisal of the collateral on a semi-annual basis and an officers’ certificate quarterly demonstrating the calculation of the Priority Debt Coverage Ratio (as defined in the Indenture) as of the end of each fiscal quarter. If we fail to deliver the officers’ certificate in a timely manner or the Priority Debt Coverage Ratio is less than 1.6 to 1.0 as of the end of the fiscal quarter, we will be required to pay special interest in an additional amount equal to 2.0% per year of the principal amount of the Notes until the Priority Debt Coverage Ratio is demonstrated to be at least 1.6 to 1.0.

The Indenture also contains covenants that, among other things, limit our ability under certain circumstances to create liens on the collateral and consolidate, merge, sell, or otherwise dispose of all or substantially all of our assets.

The Indenture also contains events of default customary for indentures of this type. If an event of default (other than an event of default relating to certain events of bankruptcy, insolvency or reorganization of Delta) has occurred and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable. If an event of default relating to certain events of bankruptcy, insolvency or reorganization of Delta occurs, the Notes will become immediately due and payable.

New Credit Facility

On April 29, 2020, Delta also entered into a Term Loan Credit Agreement among Delta, the lenders party thereto, Barclays Bank PLC, as administrative agent, and U.S. Bank National Association, as collateral trustee (the “New Credit Facility”). The New Credit Facility is a $1.5 billion senior secured term loan facility, of which the full amount has been drawn. The New Credit Facility is secured by the same collateral securing the Notes, consisting of licenses to operate certain of our routes and rights and interests in and to airport takeoff and landing slots and gate leaseholds in the United States, United Kingdom, Europe and Latin America. The loans under the New Credit Facility (the “Term Loans”) will bear interest at a variable rate equal to LIBOR (subject to a 1.00% LIBOR floor), or another index rate, in each case plus a specified margin. The New Credit Facility prohibits Delta from incurring any pari passu debt secured by the collateral (the “Priority Lien Debt”) if, after the incurrence thereof, the collateral coverage ratio would be less than 2.00 to 1.00 or the aggregate outstanding principal amount of all Priority Lien Debt would exceed $5,000,000,000. The New Credit Facility does not limit the amount of unsecured debt that we or our subsidiaries may incur or the amount of debt secured by assets other than the collateral that we may incur.

The New Credit Facility will be subject to amortization payments of 1.00% per year, payable quarterly, commencing on September 30, 2020 (not subject to any prepayment premium). The remaining balance of the Term Loans will be due and payable in a single payment on the maturity date on April 29, 2023.

The New Credit Facility also contains mandatory prepayment provisions, which may require Delta in certain instances to prepay obligations owing under the New Credit Facility or other Priority Lien Debt in connection with dispositions of collateral, a change of control or upon failure to comply with the minimum collateral coverage ratio. Any voluntary prepayments, certain mandatory prepayments and any acceleration of the Term Loans will be subject to a make-whole premium during the first year after the closing date.

The New Credit Facility contains affirmative, negative and financial covenants. These covenants require us to maintain the following:

Minimum Collateral Coverage Ratio(1)	1.60:1
Minimum Liquidity(2)	$2,000,000,000

(1)	Defined as the ratio of (a) the appraised value of the collateral to (b) the aggregate principal amount of Priority Lien Debt plus certain hedging obligations.

(2)	Defined as the sum of (a) unrestricted cash and cash equivalents and (b) the aggregate principal amount committed and available to be drawn under all of Delta’s revolving credit facilities.

The New Credit Facility contains events of default customary for similar financings, including a cross-default to other material indebtedness. Upon the occurrence and continuation of an event of default (other than an event of default relating to certain bankruptcy or insolvency events of Delta), the outstanding obligations under the New Credit Facility may be accelerated and become due and payable immediately. Upon the occurrence of an event of default relating to certain bankruptcy or insolvency events of Delta, the outstanding obligations under the New Credit Facility shall be accelerated and become due and payable immediately.

The Indenture, which includes the form of the Notes, is filed herewith as Exhibit 4.1, and the New Credit Facility is filed herewith as Exhibit 10.1. The foregoing descriptions of the Notes, the Indenture and the New Credit Facility are summaries only and are qualified in their entirety by reference to the full text of such documents.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference, insofar as it relates to the creation of a direct financial obligation.

Item 7.01	Regulation FD Disclosure.

Delta released a memo from Ed Bastian, Delta’s Chief Executive Officer, to all employees of Delta on April 30, 2020. A copy of that memo is attached hereto as Exhibit 99.1.

In accordance with general instruction B.2 of Form 8-K, the information in this report (including the exhibit) that is being furnished pursuant to Item 7.01 of Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act, as amended, or otherwise subject to liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act, except as expressly set forth in such filing. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

Statements in this Form 8-K and Exhibit 99.1 that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to, the material adverse effect that the COVID-19 pandemic is having on our business; the impact of incurring significant debt in response to the pandemic; the possible effects of accidents involving our aircraft; breaches or security lapses in our information technology systems; disruptions in our information technology infrastructure; our dependence on technology in our operations; the performance of our significant investments in airlines in other parts of the world; the restrictions that financial and other covenants in our financing agreements could have on our financial and business operations; labor issues; the effects of weather, natural disasters and seasonality on our business; the effects of an extended disruption in services provided by third parties; the cost of aircraft fuel; the availability of aircraft fuel; failure or inability of insurance to cover a significant liability at Monroe’s Trainer refinery; the impact of environmental regulation on the Trainer refinery, including costs related to renewable fuel standard regulations; our ability to retain senior management and key employees; damage to our reputation and brand if we are exposed to significant adverse publicity; the effects of terrorist attacks or geopolitical conflict; competitive conditions in the airline industry; interruptions or disruptions in service at major airports at which we operate; the effects of extensive government regulation on our business; the impact of environmental regulation on our business; the sensitivity of the airline industry to prolonged periods of stagnant or weak economic conditions; and uncertainty in economic conditions and regulatory environment in the United Kingdom related to the exit of the United Kingdom from the European Union.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2019 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020. Caution should be taken not to place undue reliance on our forward-looking statements, which represent our views only as of April 30, 2020, and which we have no current intention to update.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 4.1	Indenture, dated as of April 29, 2020, among Delta and U.S. Bank National Association, as trustee and as collateral trustee

Exhibit 4.2	Form of 7.000% Senior Secured Note Due 2025 (included in Exhibit 4.1)

Exhibit 10.1

Term Loan Credit Agreement among Delta, the lenders party thereto, Barclays Bank PLC, as administrative agent, U.S. Bank National Association, as collateral trustee, and Barclays Bank PLC and JPMorgan Chase Bank, N.A. as joint lead arrangers and bookrunners

Exhibit 99.1	April 30, 2020 Memo to Delta Colleagues Worldwide

Exhibit 104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA AIR LINES, INC.

	By:	/s/ Paul A. Jacobson
Date: April 30, 2020		Paul A. Jacobson, Executive Vice President and Chief Financial Officer